SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549



Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934



Date of Report (date of earliest event reported):  May 2, 2002



Mallon Resources Corporation
(exact name of registrant as specified in its charter)


     Colorado                      0-17267                   84-1095959
(State or other                  (Commission              (I.R.S. Employer
jurisdiction                     File Number)            Identification No.)
of incorporation)



999 18th Street, Suite 1700, Denver, Colorado          80202
(address of principal executive offices)               (zip code)



Registrant's telephone number, including area code:  (303) 293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated May 2, 2002, the text of which follows:

    Denver, Colorado -- Mallon Resources Corporation (Nasdaq: "MLRC") today reported that Frank Douglass has retired from its Board of Directors. George
O. Mallon, Jr., Chairman, said, "We are very sorry to see Frank retire after 14 years of valuable service. He was with us at the foundation of the Company in 1988, and his was a reliable voice of reason and insight over all of the years since then."

    The Company also reported that it has added Christopher H. B. Mills to its Board of Directors. Mr. Mills is Director and Chief Investment Officer of J O Hambro Capital Management Group (London).

    Mr. Mallon said, "We are very pleased that Mr. Mills has accepted our invitation to join the Board. He brings more than 25 years of experience in world-wide financial markets, during which he has served on the boards of numerous companies in the energy industry. He is currently on the board of WH Energy Holdings, a Houston-based company, of which he has been a director for over ten years. We look forward to his contributions."

    Mallon Resources Corporation is a Denver, Colorado, based oil and gas exploration and production company operating primarily in the San Juan Basin of New Mexico. Mallon's common stock is quoted on Nasdaq under the symbol "MLRC."

                                  Signatures

    Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Mallon Resources Corporation


May 2, 2002                       ___/s/ Roy K. Ross_________________________
                                  Roy K. Ross, Executive Vice President